Exhibit T3A-34.1

SAINT LUCIA
CERTIFICATE OF INCORPORATION

International Business Companies Act, 1999 : Section 6

Digicel Caribe Holding Limited **No. 2005-00295**

Name of Company/Number of Company

I, hereby certify that the above named International Business Company was incorporated on 4 August 2005.

Registrar
International Business Companies